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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of AT&T Inc. listed below:

(1) Registration Statement (Form S-8 No. 333-111026) pertaining to the AT&T Savings Plan and other certain plans,

(2) Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan,

(3) Registration Statement (Form S-8 No. 33-49855) pertaining to the 1992 Stock Option Plan,

(4) Registration Statement (Form S-8 No. 333-95887) pertaining to the 1995 Management Stock Option Plan,

(5) Registration Statements (Form S-8 No. 333-30669 (1996 Plan only) and 333-54398) pertaining to the 1996 Stock and Incentive Plan and the 2001 Incentive Plan,

(6) Registration Statement (Form S-8 No. 33-120894) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,

(7) Registration Statement (Form S-8 No. 333-99359) pertaining to the AT&T PAYSOP, Pacific Telesis Group Employee Stock Ownership Plan, and Tax Reduction Act Stock Ownership Plan,

(8) Registration Statement (Form S-8 No. 333-129814) pertaining to the AT&T Corp. Long Term Savings Plan for Management Employees and other certain plans,

(9) Registration Statement (Form S-3 No. 333-118476) of AT&T and the related Prospectuses,

(10) Registration Statement (Form S-8 No. 333-135517) pertaining to the 2006 Incentive Plan, and

(11) Registration Statement (Form S-8, filed December 29, 2006) pertaining to the BellSouth Corporation Stock and Incentive Compensation Plan, BellSouth Corporation Stock Plan, BellSouth Retirement Savings Plan, BellSouth Savings and Security Plan.

of our report dated February 24, 2006, with respect to the consolidated financial statements of Cingular Wireless LLC, included in BellSouth Corporation's Annual Report (Form 10-K) for the year ended December 31, 2005, incorporated herein by reference to AT&T Inc.'s Current Report on Form 8-K filed May 11, 2006.


                                        /s/ Ernst & Young LLP

Atlanta, Georgia
December 28, 2006